SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2002

LINCOLN NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

1-6028	35-1140070
(Commission File Number)	(IRS Employer Identification No.)

215-448-1400
(Registrant’s Telephone Number, Including Area Code)

1500 Market Street, Suite 3900, Centre Square West Tower, Philadelphia, PA 19102
(Address of Principal Executive Offices)

Item 5.    Other Events

Below is Lincoln National Corporation’s first quarter 2002 earnings press release issued on April 23, 2002. This press release includes: 1) the prose portion of the press release, 2) a Digest of Earnings and 3) a Domestic Net Flows chart as follows:

Lincoln Financial Group Reports First Quarter 2002 Earnings
Total Net Flows Improve by $1.8 Billion For the Quarter

Philadelphia, PA, April 23, 2002—Lincoln National Corporation (NYSE:LNC), the parent company of the Lincoln Financial Group of companies, today reported income from operations of $162.0 million, or $.84 per diluted share for its first quarter 2002. By comparison, income from operations in the first quarter of 2001 was $153.1 million, or $.79 per diluted share, excluding income from a change in estimate for premium receivables of $25.5 million.

Consolidated retail deposits, which include annuities, mutual funds and other personal wealth accumulation products, were $2.9 billion for the quarter. Total net flows were a positive $1 billion for the quarter and were a positive $2.2 billion for the trailing 12 months ending March 31, 2002 (See attached net flows chart). Assets under management were $126.7 billion and assets on the balance sheet of the company were nearly $98 billion at March 31, 2002.

“Although Lincoln’s earnings continued to be impacted by the weak financial markets, we made progress on many of our growth drivers, including product sales and net flows,” said Jon A. Boscia, Lincoln’s chairman and chief executive officer. “We were able to achieve solid sales results in all of our domestic business segments. More importantly, we were very pleased that total net flows improved by $1.8 billion over first quarter 2001,” he added.

Net income for the quarter was $94.5 million, or $.49 per diluted share and includes a loss on investments of $67.5 million. By comparison net income for the first quarter of 2001 was $160.2 million, or $.83 per diluted share, including a loss on investments of $13.4 million, a restructuring charge of $650,000 and a charge of $4.3 million related to the adoption of the Statement of Financial Accounting Standards No. 133.

Lincoln Retirement

Income from operations for Lincoln Retirement, the new name for our Annuities segment, was $80.4 million, compared to $82.3 million, in the first quarter of 2001. Lower than expected earnings on partnership investments contributed to the decline in earnings. Lincoln Retirement annuity deposits were $1.7 billion, up 18.5 percent over first quarter 2001. “We maintained our momentum in the critical area of net flows and continued to produce positive net flows for the quarter,” said Boscia. “Our strategy of rounding out our product portfolio with Lincoln ChoicePlusSM, our multi-manager product, is yielding solid results. Sales of this product increased more than 60 percent year-over-year, and we expect these strong results to continue as we roll out the product in both the Salomon Smith Barney and UBS PaineWebber networks in the second quarter,” he added.

Life Insurance

Life Insurance income from operations for first quarter 2002 was $71.1 million, compared to $68.6 million for the first quarter 2001. These results reflect growth of business in-force and the elimination of goodwill amortization, offset by unfavorable mortality and lower partnership investment results. Total retail first year life premiums were $139.4 million, up 12 percent over the prior year. “Our universal life sales were up 50 percent, reflecting recent market demand for fixed products. In addition, term sales continued to be strong with a growth rate of over 30 percent over the prior year first quarter,” said Boscia. Life insurance in-force increased 9.5 percent to $240 billion from a year ago, reflecting strong sales and favorable persistency. In addition, account values reached a record $11.7 billion at March 31, 2002, due to continued positive cash flows.

Investment Management

The Investment Management segment reported first quarter 2002 income from operations of $8.0 million, compared to $2.4 million reported in the first quarter of 2001. The growth was due to the elimination of goodwill amortization and effective expense management. “We ended the quarter with positive net flows of $730 million, led by strong flows in our institutional business. Our retail funds also continued their strong investment performance, with 19 of the largest 25 mutual funds offered by Delaware in the top half of their respective Lipper universe for the trailing 12 months ending March 31, 2002,” said Boscia.

Lincoln UK

The Lincoln UK segment reported first quarter 2002 income from operations of $14.4 million, on par with first quarter 2001 of $14.4 million. The UK benefited from lower reinsurance premium expense, offset by lower earnings from the drop in the equity markets from the prior year quarter.

Corporate & Other

Corporate and Other reported a loss of $12.0 million for the first quarter 2002. This compares to income from operations of $10.9 million in the first quarter of 2001, which included income of $25.5 million from a change in estimate for premium receivables in the reinsurance operation. During first quarter 2002, we recognized earnings of $15.7 million from the amortization of deferred gain related to the sale of the reinsurance business, which includes $1.3 million after-tax of deferred gain triggered by the novation of most of the remaining Canadian reinsurance contracts. This is the first quarter in which the full amortization of deferred gain was recognized. Financing costs were $13.5 million lower as a result of interest on the Reinsurance sale proceeds and lower borrowing costs. Distribution losses and unallocated corporate expenses were approximately $5 million higher than the prior year, primarily as a result of true-ups for incentive compensation accruals.

As of March 31, 2002, the book value of Lincoln National Corporation common stock with securities at cost was $27.02, compared with $25.96 a year ago. Book value with securities at market was $27.30, compared with $27.09 a year ago. During the first quarter, a total of 1 million shares were repurchased at a total cost of $50.9 million.

2002 Financial Outlook

For 2002, we expect income from operations per share would be within the range of $3.70 and $4.00 per share. This range assumes equity market returns of between 4 percent and 14 percent. This range also assumes we will continue to be successful in expanding sales and operating our businesses in a relatively normal manner and there will be no major benefits or charges from the settlement of the contingencies noted in the footnotes to our 2001 financial statements.

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group has consolidated assets of nearly $98 billion and annual consolidated revenues of $6.4 billion in 2001. Through its wealth accumulation and protection businesses, the company provides annuities, life insurance, 401(k) plans, mutual funds, managed accounts, institutional investment and financial planning and advisory services.

For a detailed review of financial information, please refer to Lincoln’s Statistical Report available on www.lfg.com.

Forward-Looking Statements—Cautionary Language

Certain statements made in this press release including the projection of an earnings range for 2002 are “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “project,” “will,” “shall” and other words or phrases with similar meaning.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. These risks and uncertainties include, among others, subsequent significant changes in: the company (e.g., acquisitions and divestitures of legal entities and blocks of business—directly or by means of reinsurance transactions including the recently completed divestiture of LNC’s reinsurance business); financial markets (e.g., interest rates and securities markets); competitors and competing products and services; LNC’s ability to operate its businesses in a relatively normal manner; legislation (e.g., corporate, individual, estate and product taxation); the price of LNC’s stock; accounting principles generally accepted in the United States; regulations (e.g., insurance and securities regulations); and debt and claims paying ratings issued by nationally recognized statistical rating organizations.

Other risks and uncertainties include: whether necessary regulatory approvals are obtained (e.g., insurance department, Hart-Scott-Rodino, etc.) and, if obtained, whether they are obtained on a timely basis; whether proceeds from divestitures of legal entities and blocks of business can be used as planned; litigation, arbitration and other actions [e.g., a) adverse decisions in significant actions including but not limited to extracontractual and class action damage cases, b) new decisions which change the law, c) unexpected trial court rulings, d) unavailability of witnesses and e) newly discovered evidence]; acts of God (e.g., hurricanes, earthquakes and storms); whether there will be any significant charges or benefits resulting from the contingencies described in the footnotes to LNC’s consolidated financial statements; acts of terrorism or war; the stability of governments in countries in which LNC does business; and other insurance risks (e.g., policyholder mortality and morbidity).

The risks included here are not exhaustive. Lincoln National Corporation’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional risks and factors which could impact LNC’s business and financial performance. Moreover, LNC operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the impact of all risk factors on LNC’s business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results or a projection of earnings.

This press release was issued on April 23, 2002 and all information in this release is as of April 23, 2002. LNC undertakes no duty to update any forward-looking statement (including the projection of an earnings range for 2002) to conform the statement to actual results or changes in LNC’s expectations.

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Media Contact:	D’Arcy Rudnay
Vice President Media Relations
215.448.1454
drudnay@lfg.com

Investor Contact:	Priscilla Brown
Vice President Investor Relations
215.448.1422
psbrown@lfg.com

LINCOLN NATIONAL CORPORATION

Digest of Earnings

	1st Quarter Ended March 31
	2002	2001(b)
Revenue	$1,126,440,000	$1,698,795,000
Net Income (a)	$94,450,000	$160,204,000
Earnings Per Share (Basic)
Net Income	$0.51	$0.85
Earnings Per Share (Diluted)
Net Income	$0.49	$0.83
Average Number of Shares (Basic)	186,848,304	189,136,796
Average Number of Shares (Diluted)	191,719,144	193,700,717

(a)	Net Income for 1st quarter 2002 includes losses on investments of $67.7 million compared to losses of $13.3 million in 1st quarter 2001.
(b)
Net income and earnings per share for 2001 include a loss of $4.3 million ($.02 per share) for the cumulative effect of accounting change related to the adoption of Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincoln National Corporation (Registrant)

Date	April 23, 2002	By	/S/ RICHARD C. VAUGHAN Executive Vice President and Chief Financial Officer

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